UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2024

REVELATION BIOSCIENCES, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39603	84-3898466
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4660 La Jolla Village Drive Suite 100
San Diego, California		92122
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 800-3717

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	REVB	The Nasdaq Stock Market LLC
Redeemable warrants, each exercisable for a 1/1,050th share of common stock at an exercise price of $12,075.00 per share	REVBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 21, 2024, Revelation Biosciences, Inc. (the “Company”) entered into warrant exercise inducement offer letters (the “Inducement Letters”) with certain holders (the “Holders”) of its existing Class D Common Stock Warrants exercisable for an aggregate of 2,548,060 shares of its common stock (collectively, the “Existing Warrants”), to exercise their warrants at a reduced exercise price of $1.50 per share, in exchange for the Company’s agreement to issue new warrants (the “Inducement Warrants”) as described below. The aggregate gross proceeds from the exercise of the Existing Warrants and the payment of the Inducement Warrants, as described below, is approximately $3.8 million, before deducting financial advisory fees. The reduction of the exercise price of the Existing Warrants and the issuance of the Inducement Warrants was structured as an at-market transaction under Nasdaq rules.

The Company intends to use the net proceeds from the warrant exercises in connection with its clinical trials with respect to further the development of GEM-AKI, GEM-CKD and GEM-PSI, including (i) manufacturing a clinical batch of Gemini, (ii) conducting, a planned Phase 1b clinical study for GEM-AKI in CKD patients, (iii) necessary preclinical work for GEM-CKD, (iv) continue to develop other products and therapies, and (v) fund working capital and general corporate purposes using any remaining amounts.

The shares of common stock issuable upon exercise of the Existing Warrants are registered for issuance pursuant to a registration statement on Form S-1, as amended (File No. 333-276232), which was declared effective by the Securities and Exchange Commission (the “SEC”) on January 31, 2024.

In consideration for the immediate exercise of the Existing Warrants for cash and the payment of $0.125 per Inducement Warrant, the exercising holders received the Inducement Warrants in a private placement pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the "Securities Act"). The Inducement Warrants are exercisable for a period of five years into an aggregate of up to 5,096,120 shares of common stock (the “Warrant Shares”) at an exercise price of $1.00 per share. The Inducement Warrants and the Warrant Shares offered in the private placement have not been registered under the Securities Act or applicable state securities laws. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. As part of the transaction, the Company has agreed to file a resale registration statement on Form S-3 with the SEC within twenty days of the closing to register the resale of the Warrant Shares.

In connection with the transaction described above, the Company entered into a financial advisory services agreement, dated August 21, 2024, with Roth Capital Partners, LLC (“Roth”), pursuant to which the Company has agreed to pay Roth a cash fee of approximately $267,546 for its services, in addition to reimbursement for certain expenses.

Item 3.02 Unregistered Sales of Equity Securities.

The Company issued the Inducement Warrants pursuant to the exemption from the registration requirements of the Securities Act available under Section 4(a)(2) and Rule 506(b) of Regulation D promulgated thereunder and intends to issue the Inducement Warrant Shares pursuant to the same exemption or pursuant to the exemption provided by Section 3(a)(9) of the Securities Act. The description of the Inducement Warrants under Item 1.01 of this Form 8-K is incorporated herein by reference. The form of the Inducement Warrant is filed as Exhibit 4.1 to this Form 8-K and is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required, the information included in Item 1.01 of this Current Report is hereby incorporated by reference into this Item 3.03.

Item 8.01 Other Events.

Pursuant to section 3(b) of each of the Class C Common Stock Purchase Warrant and the Class D Common Stock Warrants, which are exercisable for 7,746 and 80,940 shares of common stock, respectively, the exercise price has been adjusted to $1.00 per share. Except as provided herein, the terms and conditions of the Warrants (including the number of shares of common stock for each warrant is exercisable) remain in full force and effect, including, without limitation, the mechanics of exercise thereof.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Inducement Warrant
10.1	Form of Inducement Letter
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REVELATION BIOSCIENCES, INC.

Date:	August 26, 2024	By:	/s/ Chester S. Zygmont, III
Chester S. Zygmont, III Chief Financial Officer (principal financial and accounting officer)